UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014 (April 14, 2014)

WILSON BANK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 West Main Street Lebanon, Tennessee		37087
(Address of principal executive offices)		(Zip Code)

(615) 444-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2014, Wilson Bank and Trust (the “Bank”), a wholly-owned subsidiary of Wilson Bank Holding Company, a Tennessee corporation (the “Company”) (i) entered into Executive Survivor Income Agreements (the “Executive Survivor Income Agreements”), by and between the Bank and each of Lisa Pominski, Gary Whitaker and John C. McDearman, III (each, an “Executive” and collectively, the “Executives”) and (ii) entered into Director Survivor Income Agreements (the “Director Survivor Income Agreements,” and together with the Executive Survivor Income Agreements, the “Agreements”), with each of J. Randall Clemons, H. Elmer Richerson, Jack Bell, James Comer and James Patton (each a “Director” and collectively, the “Directors”).

The Executive Survivor Income Agreements and the Director Survivor Income Agreements were entered into to encourage the Executives and the Directors to remain in service to the Bank by the Bank providing survivor income benefits in amounts as set forth in the Agreements to designated beneficiaries of the Executive or Director if the Executive or Director dies prior to his or her employment, in the case of the Executive, or service on the Bank’s Board of Directors in, the case of a Director, terminating. In the event that an Executive or Director is removed from office or the Board of Directors, as applicable, or permanently prohibited from participating in the Bank’s activities by an order of the Bank’s regulators, or terminated for cause (as defined in the Agreements), all obligations of the Bank under the Agreement shall terminate.

The Bank will pay the benefits to the Executives or the Directors, as applicable, from its general assets, but only so long as one of the Bank’s general assets is an enforceable life insurance policy on the Executive’s or the Director’s life that was issued by an insurance company identified in the Agreements.

The description of the Agreements set forth herein is qualified in its entirety by reference to the Agreements which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 and incorporated by reference into this Section 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Information included in Item 1.01 with respect to the Executive Survivor Income Agreements is incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Executive Survivor Income Agreement, dated April 14, 2014, by and between the Bank and Lisa Pominski

10.2	Executive Survivor Income Agreement, dated April 14, 2014, by and between the Bank and Gary Whitaker

10.3	Executive Survivor Income Agreement, dated April 14, 2014, by and between the Bank and John C. McDearman, III

10.4	Director Survivor Income Agreement, dated April 14, 2014, by and between the Bank and J. Randall Clemons

10.5	Director Survivor Income Agreement, dated April 14, 2014, by and between the Bank and H. Elmer Richerson

10.6	Director Survivor Income Agreement, dated April 14, 2014, by and between the Bank and Jack Bell

10.7	Director Survivor Income Agreement, dated April 14, 2014, by and between the Bank and James Comer

10.8	Director Survivor Income Agreement, dated April 14, 2014, by and between the Bank and James Patton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By:	/s/ J. Randall Clemons
J. Randall Clemons President and Chief Executive Officer

Date: April 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Survivor Income Agreement, dated April 14, 2014, by and between Wilson Bank & Trust and Lisa Pominski

10.2	Executive Survivor Income Agreement, dated April 14, 2014, by and between Wilson Bank & Trust and Gary Whitaker

10.3	Executive Survivor Income Agreement, dated April 14, 2014, by and between Wilson Bank & Trust and John C. McDearman, III

10.4	Director Survivor Income Agreement, dated April 14, 2014, by and between Wilson Bank & Trust and J. Randall Clemons

10.5	Director Survivor Income Agreement, dated April 14, 2014, by and between Wilson Bank & Trust and H. Elmer Richerson

10.6	Director Survivor Income Agreement, dated April 14, 2014, by and between Wilson Bank & Trust and Jack Bell

10.7	Director Survivor Income Agreement, dated April 14, 2014, by and between Wilson Bank & Trust and James Comer

10.8	Director Survivor Income Agreement, dated April 14, 2014, by and between Wilson Bank & Trust and James Patton